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                                CO-SALE AGREEMENT


         THIS CO-SALE AGREEMENT (this "Agreement") is made this 23rd day of November, 1999, by and among NET VALUE HOLDINGS, INC., a Delaware corporation (the "Investor"), the individuals and entities identified as Principal Stockholders on Schedule A hereto (each, a "Principal Stockholder," and collectively, the "Principal Stockholders") and SWAPIT.COM, INC., a Delaware corporation (the "Company").

                                    RECITALS

A. Concurrently with the execution hereof, the Company and the Investor have entered into that certain Series A Convertible Preferred Stock Purchase Agreement (the "Series A Agreement"), pursuant to which the Investor will purchase 132,941 shares of Series A Convertible Preferred Stock of the Company. Capitalized terms used herein, but not otherwise defined, shall have the meaning given such terms in the Series A Agreement.

B. The Principal Stockholders are presently the legal or beneficial owners collectively of 855,000 shares of the outstanding Common Stock of the Company.

C. To induce the Investor to make the proposed investment, the Principal Stockholders have agreed to grant the Investor the opportunity to participate, upon the terms and conditions set forth in this Agreement, in subsequent sales of the Common Stock made by the Principal Stockholders.

                                    AGREEMENT

         NOW, THEREFORE, for and in consideration of the premises, covenants and obligations contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.       SALES BY PRINCIPAL STOCKHOLDERS

         1.1 Notice of Purchase Offers. Should any of the Principal Stockholders propose to accept one or more bona fide offers (collectively, a "Purchase Offer") from any persons to purchase shares of the Company's Common Stock from such Principal Stockholder (a "Purchase Offeror"), then the Principal Stockholder or Principal Stockholders shall promptly notify the Investor in writing of the terms and conditions of such Purchase Offer.

         1.2 Right to Participate. The Investor shall have the right, exercisable upon written notice to such selling Principal Stockholder or Principal Stockholders within thirty (30) business days after receipt of the notice of the Purchase Offer, to participate in the Principal Stockholder's sale of Common Stock on the same terms and conditions. To the extent the Investor exercises such right of participation, the number of shares of Common Stock which the Principal Stockholder may sell




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pursuant to the Purchase Offer shall be correspondingly reduced. The right of participation of the Investor shall be subject to the following terms and conditions:

                  (a) The Investor may sell all or any part of that number of shares of Common Stock equal to the product obtained by multiplying (i) the aggregate number of shares of Common Stock covered by the Purchase Offer, by
(ii) a fraction, the numerator of which is the number of shares of Common Stock of the Company at the time owned by the Investor, and the denominator of which is the combined number of shares of Common Stock of the Company at the time owned by the selling Principal Stockholder (including shares transferred to Permitted Transferees as defined below) and the Investor. For the purposes of making such computation, the Investor shall be deemed to own the number of shares of Common Stock into which the Series A Stock held by the Investor is at the time convertible.

                  (b) The Investor may participate in the sale by delivering to the Principal Stockholder for transfer to the Purchase Offeror one or more certificates, properly endorsed for transfer, which represent:

                           (i) the number of shares of Common Stock which the
Investor elects to sell pursuant to this Section 1.2; or

                           (ii) the number of shares of Series A Stock which is
at such time convertible into the number of shares of Common Stock which the Investor elects to sell pursuant to this Section 1.2; together with written notice of the Investor's election to convert such shares into shares of Common Stock. Such certificates and written notice shall be forwarded to the Company, and the Company shall deliver to the Principal Stockholder certificates representing that number of shares of Common Stock which the Investor has elected to sell.

         1.3 Consummation of Sale. The stock certificate or certificates which the Investor delivers to the selling Principal Stockholder or Principal Stockholders pursuant to Section 1.2 shall be transferred by the selling Principal Stockholder or Principal Stockholders to the Purchase Offeror in consummation of the sale of the Common Stock pursuant to the terms and conditions specified in the Section 1.1 notice to the Investor, and the selling Principal Stockholder or Principal Stockholders shall promptly thereafter remit to the participating Investor that portion of the sale proceeds to which the Investor is entitled by reason of its participation in such sale, net of a pro rata share of all expenses incurred in connection with such sale. To the extent that any Purchase Offeror prevents such assignment or otherwise refuses to purchase shares from the Investor, the Principal Stockholder(s) shall not sell to such Purchase Offeror unless and until, simultaneously with such sale, the Principal Stockholder shall purchase such shares from the participating Investor.

         1.4 Ongoing Rights. The exercise or non-exercise of the rights of the Investor hereunder to participate in one or more sales of Common Stock made by a Principal Stockholder shall not adversely affect its right to participate in subsequent Common Stock sales by a Principal Stockholder pursuant to Section 1.1 hereof.


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         1.5 Permitted Exemptions. The participation rights of the Investor shall not apply to (a) any pledge of Common Stock made by a Principal Stockholder pursuant to a bona fide loan transaction which creates a mere security interest, (b) any transfer of Common Stock to the Company pursuant to a written agreement between the Company and a Principal Stockholder providing for the right of such repurchase or to the Principal Stockholder's ancestors or descendants or spouse or to a trustee for their benefit, (c) any bona fide gift of Common Stock; provided, that (i) the Principal Stockholder shall inform the Investor of such pledge, transfer or gift prior to effecting it and (ii) the pledgee, transferee or donee (collectively, the "Permitted Transferees") shall furnish the Investor with a written agreement to be bound by and comply with all provisions of this Agreement applicable to the Principal Stockholders, or (d) any transfer between parties to this Agreement. Such transferred shares shall remain subject to this Agreement and the Permitted Transferees shall be treated as "Principal Stockholders" for purposes of this Agreement.

2.       PROHIBITED TRANSFERS

         2.1 Treatment of Prohibited Transfers. In the event a Principal Stockholder should sell any Common Stock in contravention of the participation rights of the Investor under this Agreement (a "Prohibited Transfer"), the Investor, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option provided in Section 2.2 below, and a Principal Stockholder shall be bound by the applicable provisions of such put option.

         2.2 Put Option. In the event of a Prohibited Transfer, the Investor shall have the right to sell to the selling Principal Stockholder(s) a number of shares of Common Stock (either directly or through delivery of convertible Preferred Stock) equal to the number of shares the Investor would have been entitled to transfer to the Purchase Offeror in the Prohibited Transfer pursuant to the terms hereof. Such sale shall be made on the following terms and conditions:

                  (a) The price per share at which the shares are to be sold to the selling Principal Stockholder or Principal Stockholders shall be equal to the price per share paid by the purchaser to the selling Principal Stockholder or Principal Stockholders in the Prohibited Transfer. The selling Principal Stockholder or Principal Stockholders shall also reimburse the selling Investor for any and all fees and expenses, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of such Investor's rights under this Section 2.

                  (b) Within sixty (60) days after the later of the dates on which the Investor (i) receives notice from a Principal Stockholder of the Prohibited Transfer, or (ii) otherwise becomes aware of the Prohibited Transfer, the Investor shall, if exercising the put option created hereby, deliver to the selling Principal Stockholder or Principal Stockholders the certificate or certificates representing shares to be sold, each certificate to be properly endorsed for transfer, together with notice of and documentation for reimbursable expenses.

                  (c) The selling Principal Stockholder(s) shall, upon receipt of the certificate or certificates for the shares to be sold by the Investor, pursuant to Section 2.2(b), pay the aggregate


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purchase price therefor and the amount of reimbursable fees and expenses, as specified in Section 2.2(a), by certified check or bank draft made payable to the order of the Investor.

3.       LEGENDED CERTIFICATES

         3.1 Legend. Each certificate representing shares of the Common Stock of the Company now or hereafter owned by a Principal Stockholder or issued to any Permitted Transferee pursuant to Section 1.5 shall be endorsed with the following legend:

                  "THE SALE OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN CO-SALE AGREEMENT BY AND BETWEEN THE STOCKHOLDERS, THE CORPORATION AND CERTAIN HOLDERS OF PREFERRED STOCK OF THE CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION."

         Each Principal Stockholder agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing this legend to enforce the provisions of this Agreement and the Company agrees to promptly do so.

         3.2 Legend Removal. The Section 3.1 legend shall be removed upon termination of this Agreement in accordance with the provisions of Section 4.1.

4.       MISCELLANEOUS PROVISIONS

         4.1 Termination of Co-Sale Rights. The rights of the Investor under this Agreement and the obligations of a Principal Stockholder with respect to the Investor shall terminate at such time as the Investor shall no longer be the owner of any shares of capital stock of the Company. Unless sooner terminated in accordance with the preceding sentence, this Agreement shall terminate upon the occurrence of any one of the following events:

                  (a) the consummation of a Qualifying IPO (as defined in Section 5(b)(1) of the Series A Certificate); or

                  (b) the five-year anniversary of the date of this Agreement.

         4.2 Notices. Any notice required or permitted to be given to a party pursuant to the provisions of this Agreement shall be in writing and shall be effective upon facsimile delivery, personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified as set forth below such party's signature or at such other address as such party may designate by ten (10) days' advance written notice to the other parties hereto.


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         4.3 Successors and Assigns. This Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives. The Investor shall be entitled to assign its rights under this Agreement to any Related Party. As used herein, the term "Related Party" shall mean (i) any person or entity that, directly or indirectly, through one or more intermediaries, has voting control of, or is under common voting control with, the Investor; or (ii) a trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, or owners, or persons or entities holding controlling interest of which consist of the Investor and/or such other persons or entities referred to in the immediately preceding clause (i); and (iii) the Investor's current partners, stockholders or members, pro rata in accordance with the current distribution provision of such entities' charter documents.

         4.4 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         4.5 Adjustments for Stock Splits, Etc. Wherever in this Agreement there is a reference to a specific number of shares of Common Stock or Series A Stock of the Company of any class or series, then, upon the occurrence of any subdivision, combination or stock dividend of such class or series of stock, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of stock by such subdivision, combination or stock dividend.

         4.6 Aggregation of Stock. All shares held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

         4.7 Amendments. Any amendment or modification of this Agreement shall be effective only if evidenced by a written instrument executed by duly authorized representatives of the parties hereto. Any waiver by a party of its rights hereunder shall be effective only if evidenced by a written instrument executed by a duly authorized representative of such party. In no event shall such waiver of any rights hereunder constitute the waiver of such rights in any future instance unless the waiver so specifies in writing.

         4.8 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to that body of law relating to conflict of law or choice of law.

         4.9 Other Obligations of Company. The Company agrees to use its best efforts to enforce the terms of this Agreement, to inform the Investor of any breach hereof and to assist the Investor in the exercise of its rights and performance of its obligations under Section 2 hereof.



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         4.10 Attorney Fees. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

         4.11 Ownership. Each Principal Stockholder represents and warrants that such Principal Stockholder is the sole legal and beneficial owner of the shares of stock subject to this Agreement and that no other person has any interest (other than a community property interest, if the law of a community property state is applicable) in such shares.

         4.12 Entire Agreement. This Agreement constitutes the entire agreement between the parties relative to the specific subject matter hereof. To the extent this Agreement conflicts with any previous agreement among the parties relative to the specific subject matter hereof, this Agreement shall control.

         4.13 Mutual Drafting. This Agreement is the result of the joint efforts of the Company, the Investor and the Principal Stockholders and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties and there shall be no construction against any party based on any presumption of the party's involvement in the drafting thereof.

                            [SIGNATURE PAGES FOLLOW]



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         IN WITNESS WHEREOF, the parties have executed this Co-Sale Agreement on the day and year indicated above.

                                       THE COMPANY:

                                       SWAPIT.COM, INC.
                                       a Delaware corporation

                                       By: /s/ Howard A. Schneider
                                           -----------------------
                                       Name: Howard A. Schneider
                                       Title: President

                                       Address:

                                       32 Crane Road
                                       Littleton, MA 01460

                                       THE PRINCIPAL STOCKHOLDERS:


                                       /s/ Howard A. Schneider
                                       -----------------------
                                       Howard A. Schneider

                                       Address:

                                       32 Crane Road
                                       Littleton, MA 01460



                                       /s/ Thomas Aley
                                       -----------------------
                                       Thomas Aley

                                       Address:

                                       206 Elsinore Street
                                       Concord, MA 01742



                                       (Signatures continue on following page)



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                                       /s/ Winston Kevin Wells
                                       ---------------------------
                                       Winston Kevin Wells

                                       Address:

                                       16 Captain Miles Lane
                                       Concord, MA 01742


                                       THE INVESTOR:

                                       NET VALUE HOLDINGS, INC.,
                                       a Delaware corporation

                                       By:/s/ Andrew P. Panzo
                                          ------------------------
                                       Name: Andrew P. Panzo
                                       Title:    President

                                       Address:

                                       2 Penn Center Plaza
                                       Suite 605
                                       Philadelphia, PA 19103



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                                   SCHEDULE A
                                    INVESTOR


     Name and Address                                    Series A Shares
     ----------------                                    ---------------

Net Value Holdings, Inc.                                     132,941
2 Penn Center Plaza
Suite 605
Philadelphia, PA 19103





TOTAL:                                                       132,941
                                                             -------



                             PRINCIPAL STOCKHOLDERS



     Name and Address                                     Common Shares
     ----------------                                     -------------

Howard A. Schneider                                          285,000
32 Crane Road
Littleton, MA 01460

Thomas Aley                                                  285,000
206 Elsinore Street
Concord, MA 01742

Winston Kevin Wells                                          285,000
16 Captain Miles Lane
Concord, MA 01742

TOTAL:                                                       855,000
                                                             -------




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